Exhibit 10.1

Executive Park West II

4720 Gettysburg Road

Mechanicsburg, PA 17055

Second Amendment to Lease Agreement

This Second Amendment is made as of this 1st day of June, 2016 by and between Old Gettysburg Associates II, LP (“Landlord”), and Select Medical Corporation (“Tenant”).

BACKGROUND:

A.            Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 with an effective commencement date of January 1, 2013 thereto (the “Master Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 28,048 rentable square feet of space known as Suites 101, 102, 103, 104, 201A, 202, 301, 303, 304 and 401 in the building located at 4720 Gettysburg Road, Mechanicsburg, Pennsylvania.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.

B.            Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated February 24, 2016 with an effective commencement date of April 1, 2016 thereto, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 4,926 rentable square feet of space known as Suite 203 in the building located at 4720 Gettysburg Road, Mechanicsburg, Pennsylvania.  The Master Lease, as amended by such First Amendment to Lease Agreement, is sometimes hereinafter referred to as the “Lease”.

C.            Landlord and Tenant now desire to further amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

Effective July 1, 2016 the following terms contained in the Master Lease shall be amended as follows:

1.              Landlord and Tenant hereby agree that Tenant shall add to the Master Lease and occupy an additional 4,968 RSF of space known as Suites 403/404.

2.              The first month’s rent for this space will commence as of July 1, 2016 and will expire on December 31, 2022.

3.              The rental rate for Suites 403/404 shall be the same as the rental rate for the Master Lease.

4.              All of the terms and conditions of the Master Lease shall be applicable to Suites 403/404.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

[Signatures on Next Page]

Landlord and Tenant have caused this Second Amendment to be duly executed.

Landlord: OLD GETTYSBURG ASSOCIATES II, LP

By:	/s/ John M. Ortenzio
John M. Ortenzio, Manager of the General Partner

Tenant: SELECT MEDICAL CORPORATION

By:	/s/ Michael E. Tarvin
Name:	Michael E. Tarvin
Title:	Executive Vice President, General Counsel & Secretary